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                                                                    EXHIBIT 16.1

                      Becher, Della Torre, Gitto & Company
                             76 North Walnut Street
                           Ridgewood, New Jersey 07450


June 20, 2005

Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read and agree with the comments in Item 4.01 of the Current Report on Form 8-K of Debt Resolve, Inc. dated June 20, 2005

/s/ Becher, Della Torre, Gitto & Company

Becher, Della Torre, Gitto & Company
Ridgewood, New Jersey
June 20, 2005